Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

	NAME	STATE OF INCORPORATION

1.	Quantum Restaurant Development Corporation	Georgia

2.	Santa Fe Steakhouse & Cantina Corp.	Delaware

3.	Porterhouse, Inc.	Delaware

4.	Morton’s of Chicago, Inc.	Illinois

5.	Morton’s of Chicago/Atlanta, Inc.	Illinois

6.	Morton’s of Chicago/Buckhead, Inc.	Delaware

7.	Morton’s of Chicago/Chicago, Inc.	Delaware

8.	Morton’s of Chicago/Cincinnati, Inc.	Delaware

9.	Morton’s of Chicago/Clayton, Inc.	Delaware

10.	Morton’s of Chicago/Cleveland, Inc.	Illinois

11.	Morton’s of Chicago/Columbus, Inc.	Delaware

12.	Morton’s of Chicago/Dallas, Inc.	Illinois

13.	Morton’s of Chicago/Denver, Inc.	Illinois

14.	Morton’s of Chicago/Detroit, Inc.	Delaware

15.	Morton’s of Chicago/Fifth Avenue, Inc.	Delaware

16.	Morton’s of Chicago/Flamingo Road Corp.	Delaware

17.	Morton’s of Chicago/Houston, Inc.	Delaware

18.	Morton’s of Chicago/Minneapolis, Inc.	Delaware

19.	Morton’s of Chicago/Nashville, Inc.	Delaware

20.	Morton’s of Chicago/Palm Desert, Inc.	Delaware

21.	Morton’s of Chicago/Philadelphia, Inc.	Illinois

22.	Morton’s of Chicago/Phoenix, Inc.	Delaware

23.	Morton’s of Chicago/Pittsburgh, Inc.	Delaware

24.	Morton’s of Chicago/Portland, Inc.	Delaware

25.	Morton’s of Chicago/Puerto Rico, Inc.	Delaware

26.	Morton’s of Chicago/Rosemont, Inc.	Illinois

27.	Morton’s of Chicago/Sacramento, Inc.	Delaware

28.	Morton’s of Chicago/San Antonio, Inc.	Delaware

29.	Morton’s of Chicago/San Diego, Inc.	Delaware

30.	Morton’s of Chicago/San Francisco, Inc.	Delaware

31.	Morton’s of Chicago/Santa Ana, Inc.	Delaware

32.	Morton’s of Chicago/Scottsdale, Inc.	Delaware

33.	Morton’s of Chicago/Seattle, Inc.	Delaware

34.	Morton’s of Chicago/Virginia, Inc.	Illinois

35.	Morton’s of Chicago/Washington, DC, Inc.	Delaware

36.	Morton’s of Chicago/Washington Square, Inc.	Delaware

	NAME	STATE OF INCORPORATION

37.	Morton’s of Chicago/West Street, Inc.	Delaware

38.	Morton’s of Chicago/Westbrook, Inc.	Illinois

39.	Porterhouse of Los Angeles, Inc.	Delaware

40.	MOCGC Corp.	Virginia

41.	Chicago Steakhouse, Inc.	Texas

42.	McKinney Steakhouse LLC	Texas

43.	Houston Steakhouse, Inc.	Texas

44.	San Antonio Steakhouse, Inc.	Texas

45.	Morton’s of Chicago Holding, Inc.	Delaware

46.	Morton’s of Chicago/Anaheim LLC	Delaware

47.	Morton’s of Chicago/Atlantic City LLC	Delaware

48.	Morton’s of Chicago/Baltimore LLC	Delaware

49.	Morton’s of Chicago/Bethesda LLC	Delaware

50.	Morton’s of Chicago/Boca Raton LLC	Delaware

51.	Morton’s of Chicago/Boston LLC	Delaware

52.	Morton’s of Chicago/Boston Seaport LLC	Delaware

53.	Morton’s of Chicago/Brooklyn LLC	Delaware

54.	Arnie Morton’s of Chicago/Burbank LLC	Delaware

55.	Morton’s of Chicago/Capitol Mall LLC	Delaware

56.	Morton’s of Chicago/Carew Tower LLC	Delaware

57.	Morton’s of Chicago/Charlotte LLC	Delaware

58.	Morton’s of Chicago/Coral Gables LLC	Delaware

59.	Morton’s of Chicago/Crystal City LLC	Delaware

60.	Morton’s of Chicago/Dallas Crescent LLC	Delaware

61.	Morton’s of Chicago/Denver Crescent Town Center LLC	Delaware

62.	Arnie Morton’s of Chicago/Figueroa LLC	Delaware

63.	Morton’s of Chicago/Fort Lauderdale LLC	Delaware

64.	Morton’s of Chicago/Great Neck LLC	Delaware

65.	Morton’s of Chicago/Hackensack LLC	Delaware

66.	Morton’s of Chicago/Hartford LLC	Delaware

67.	Morton’s of Chicago/Honolulu LLC	Delaware

68.	Morton’s of Chicago/Indianapolis LLC	Delaware

69.	Morton’s of Chicago/Indian Wells, LLC	Delaware

70.	Morton’s of Chicago/Jacksonville LLC	Delaware

71.	Morton’s of Chicago/Kansas City LLC	Delaware

72.	Morton’s of Chicago/King of Prussia LLC	Delaware

73.	Morton’s of Chicago/La Jolla LLC	Delaware

74.	Morton’s of Chicago/Leawood LLC	Delaware

75.	Morton’s of Chicago/Louisville LLC	Delaware

	NAME	STATE OF INCORPORATION

76.	Morton’s of Chicago/McKinney LLC	Delaware

77.	Morton’s Mexico Holding (USA) LLC	Delaware

78.	Morton’s of Chicago/Miami LLC	Delaware

79.	Morton’s of Chicago/Miami Beach LLC	Delaware

80.	Morton’s of Chicago/Naperville LLC	Delaware

81.	Morton’s of Chicago/New Orleans LLC	Delaware

82.	Morton’s of Chicago/North Miami Beach LLC	Delaware

83.	Morton’s of Chicago/Northbrook LLC	Delaware

84.	Morton’s of Chicago/Orlando LLC	Delaware

85.	Morton’s of Chicago/Palm Beach LLC	Delaware

86.	Morton’s of Chicago/Park Place MD LLC	Delaware

87.	Morton’s of Chicago/Philadelphia LLC	Delaware

88.	Morton’s of Chicago/Pittsburgh LLC	Delaware

89.	Morton’s of Chicago/Reston LLC	Delaware

90.	Morton’s of Chicago/Richmond LLC	Delaware

91.	Morton’s of Chicago/San Jose LLC	Delaware

92.	Morton’s of Chicago/Schaumburg LLC	Delaware

93.	Morton’s of Chicago/SouthPark LLC	Delaware

94.	Morton’s of Chicago/Stamford LLC	Delaware

95.	Arnie Morton’s of Chicago/Torrance LLC	Delaware

96.	Morton’s of Chicago/Troy LLC	Delaware

97.	Morton’s of Chicago/Wacker Place LLC	Delaware

98.	Morton’s of Chicago/ Waltham, LLC	Delaware

99.	Morton’s of Chicago/White Plains LLC	Delaware

100.	Morton’s of Chicago/Wisconsin LLC	Delaware

101.	Arnie Morton’s of Chicago/Woodland Hills LLC	Delaware

102.	Morton’s of Chicago Florida Holding, Inc.	Delaware

103.	Morton’s of Chicago Maryland Holding, Inc.	Delaware

104.	Morton’s of Chicago Asia (Singapore) Pte Ltd.	Singapore

105.	Morton’s of Chicago (Singapore) Pte Ltd.	Singapore

106.	Morton’s of Chicago/Toronto, Inc.	Canada

107.	Morton’s of Chicago/Vancouver, Inc.	Canada

108.	Morton’s Asia Holding Limited	Hong Kong

109.	Morton’s of Chicago Kowloon Limited	Hong Kong

110.	Morton’s of Chicago/Hong Kong Limited	Hong Kong

111.	Morton’s of Chicago/Macau Limitada	Macau

112.	Morton’s Holding Company Mexico, S. de R.L. de C.V.	Mexico

113.	Morton’s Service Company Mexico, S. de R.L. de C.V.	Mexico

114.	Morton’s Palmas, S. de R.L. de C.V.	Mexico

	NAME	STATE OF INCORPORATION

115.	Italian Restaurants Holding Corp.	Delaware

116.	Bertolini’s Restaurants, Inc.	Delaware

117.	Bertolini’s of Circle Centre, Inc.	Delaware

118.	Bertolini’s/King of Prussia, Inc.	Delaware

119.	Bertolini’s of Las Vegas, Inc.	Delaware

120.	Bertolini’s at Market Square, Inc.	Delaware

121.	Bertolini’s at Village Square, Inc.	Delaware

122.	Peasant Holding Corp.	Delaware

123.	Mick’s at PA Ave., Inc.	Delaware

124.	Mick’s at Fair Oaks, Inc.	Delaware

125.	Mick’s at Annapolis Mall, Inc.	Delaware

126.	Morton’s of Chicago/Bertolini’s Employee Assistance Fund, Inc.	Illinois